As filed with the Securities and Exchange Commission on December 31, 2014

Registration No.  333-196155

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CVSL INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	98-0534701 (I.R.S. Employer Identification Number)

CVSL Inc.

2400 North Dallas Parkway

Suite 230

Plano, Texas 75093

(972) 398-7120

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John P. Rochon

Chief Executive Officer and President

CVSL Inc.

2400 North Dallas Parkway, Suite 230

Plano, Texas 75093

(972) 398-7120

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of Agent for Service)

With copies to:

Leslie Marlow, Esq.

Hank Gracin, Esq.

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

(212) 907-6457

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value per share(4)	$—	$—
Preferred Stock, $0.0001 par value per share(4)	—	—
Warrants	—	—
Debt Securities	—	—
Units(5)	—	—
Total	$100,000,000	$11,620	(6)

(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units with other securities registered hereunder.

(2) Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D of Form S-3 under the Securities Act.

(3) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(4) Includes an indeterminate number of shares of common stock or preferred stock as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by registrant.

(5) Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

(6) Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•                  a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $100,000,000 of the registrant’s common stock, preferred stock, warrants, debt securities and/or units; and

•                  a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $25,000,000 of the registrant’s common stock that may be issued and sold under a sales agreement with MLV & Co. LLC (“MLV”)

The base prospectus immediately follows this explanatory note. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the sales agreement with MLV, any portion of the $25,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the sales agreement, the full $100,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 31, 2014.

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

• shares of common stock;

• shares of preferred stock;

• warrants;

• debt securities; and

• units consisting of any combination of common stock, preferred stock, warrants or debt securities.

We may offer these securities in amounts, at prices, and on terms determined at the time of offering. We may sell these securities directly to you through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully, together with additional information described under the heading “Where You Can Find More Information,” before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is currently traded on the NYSE MKT, under the symbol “CVSL.” The last reported sale price of our common stock on the NYSE MKT on December 30, 2014 was $8.60 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100 million of securities as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus (which term includes, as applicable, the sales agreement prospectus filed with the registration statement of which this prospectus forms a part) that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “CVSL,” the “Company,” “we,” “our” and “us” refer to CVSL Inc., a Florida corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

PROSPECTUS SUMMARY

The items in the following summary are described in more detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our securities. Therefore, you should read the entire prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section and other documents or information included or incorporated by reference in this prospectus before making any investment decision.

Overview

We operate a multi-brand direct selling/micro-enterprise company that employs innovative operational, marketing, social networking and e-commerce strategies to drive a high-growth global business. We are engaged in a long-term strategy to develop a large, global, diverse company that combines the entrepreneurship, innovation and relationship-based commerce of micro-enterprise with the infrastructure and operational excellence of a large scale company. We are building an online “community” consisting of a growing number of entrepreneurs and their customers, who can share various economic benefits of membership. Our growth is supported by a highly disciplined acquisition strategy focused on quality targets that can benefit from our significant operational expertise, turnaround strategies, financial resources, access to innovative technologies, and core infrastructure. We completed our first seven acquisitions of direct selling companies during 2013 and in the first quarter of 2014 and currently have a presence in seven major product categories: home décor, gourmet foods and spices, nutritional supplements, skin care, home improvement, stationery and home security. During 2013, we had $84.9 million in revenues. The following table sets forth our quarterly revenues for the fiscal year ended 2013, revenues for the first, second and third quarter of 2014 and aggregate revenues for our four most recent reported quarters:

	Fiscal Year 2013				Fiscal Year 2014
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Trailing Four Quarters
Revenues	$4,268,010	$20,116,868	$24,292,400	$36,810,551	$26,670,921	$24,586,118	$24,017,441	$112,085,031

Acquisitions

Our disciplined acquisition strategy is derived from the industry knowledge and operating expertise of our management team, which we believe allows us to identify, evaluate and integrate premium micro-enterprise companies that can benefit from our company’s resources, while contributing to our overall growth strategy. We have grown at a rapid pace as a result of our recent acquisitions and intend to continue to aggressively pursue additional acquisitions in the micro-enterprise space. As of the date of this prospectus, our micro-enterprise portfolio is comprised of the following seven businesses:

Business*	Date of Acquisition	Number of Countries with Sales Presence	Products
The Longaberger Company (“TLC”)	March 18, 2013	2	Premium hand-crafted baskets and products for the home
Your Inspiration at Home (“YIAH”)	August 22, 2013	3	Hand-crafted spices from around the world
Project Home (formerly Tomboy Tools)	October 1, 2013	1	Tools designed for women, as well as home security systems
Agel	October 22, 2013	40	Nutritional supplements and skin care products
My Secret Kitchen	December 20, 2013	1	Unique line of gourmet food products
Paperly	December 31, 2013	1	Custom stationery and paper products
Uppercase Living	March 13, 2014	2	Customizable vinyl expressions for display on walls

* We have signed a definitive acquisition agreement to acquire Golden Girls LLC (“Golden Girls”), an entity that exchanges gold, silver and platinum jewelry for cash; however, the transaction has not yet closed.

Each company we acquire maintains its own unique identity, sales force, leadership, brand and culture. CVSL provides each company it acquires with a common shared corporate infrastructure that provides operating efficiencies in areas such as sourcing, manufacturing, IT, distribution and administration. CVSL also provides operational expertise and cross-pollination of business ideas and best practices across companies. With each acquisition we expand our product and service base, our customer base and our geographic base, as well as our independent sales force. CVSL currently has sales in more than 40 countries on six continents around the world and has established a strong foundation for further international expansion for all of its companies. We believe we have an opportunity to leverage the resources, infrastructure and local market expertise we have in each of the countries where we have operations and sales.

In addition to the direct selling companies identified above, on September 25, 2012, we consummated a share exchange agreement (the “Share Exchange Agreement”) with Happenings Communications Group, Inc. (“HCG”) and Rochon Capital Partners, Ltd. (“Rochon Capital”), an entity controlled by John Rochon, our Chief Executive Officer and Chairman of the Board, whereby Rochon Capital transferred 100% of the outstanding shares of HCG to us in exchange for approximately 95% of the common stock (on a fully-diluted basis upon issuance) of CVSL, (the “Initial Exchange”), to be issued in two tranches, the first of which (consisting of 21,904,302 shares of our common stock) was issued on September 25, 2012, and the second of which (consisting of 25,240,676 shares of our common stock), which may be issued in the future, under certain limited circumstances as hereinafter described. The Initial Exchange resulted in HCG becoming our wholly-owned subsidiary.

On December 1, 2014, we entered into an amendment to the Share Exchange Agreement with Rochon Capital (as amended, the “Amended Share Exchange Agreement,”) which became effective as of December 1, 2014 and limits Rochon Capital’s right to be issued the remaining 25,240,676 shares solely upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock. Upon issuance, these shares will possess no rights other than voting rights and will be subject to strict transfer restrictions.

From September 2012 until our first acquisition in March 2013, our primary focus was on the publishing business conducted by HCG, which until March 2013 was our sole revenue producing business. For the year ended December 31, 2012, we derived $0.9 million in revenue from the operations of HCG. Prior to our acquisition of HCG in September 2012, our primary business was the development of products for medical use. The medical products line of business was terminated in December 2012. HCG publishes a monthly magazine, Happenings Magazine, which references events and attractions, entertainment and recreation, and people and community in Northeast Pennsylvania. HCG also provides marketing and creative services to various companies, including direct selling companies. Such services may include creating brochures, sales materials, websites and other communications for independent sales representatives and ultimate customers. As a result, HCG is available to serve as an “in-house” resource for our current direct selling companies and the direct selling companies we hope to acquire in the future.

Recent Developments

On July 31, 2014, TLC and CFI NNN Raiders, LLC (“CFI”), entered into an Agreement of Purchase and Sale (the “Sale Leaseback Agreement”) pursuant to which TLC agreed to sell to CFI certain real estate owned by TLC and used by TLC in its manufacturing, distribution and showroom activities. The real estate described in the Sale Leaseback Agreement was purchased by CFI and the aggregate purchase price was $15,800,000 ($4,400,000 of which is held with CFI as a security deposit and will be released to TLC over time as certain targets are met).

Concurrently with entering into the Sale Leaseback Agreement, we entered into a Master Lease Agreement with CFI (the “Master Lease Agreement”). The Master Lease Agreement provides for a 15-year lease term and specifies the base quarterly payment for the real estate leased. The base quarterly payment in the first year is $551,772 and increases 3% annually each year thereafter. During the lease term, all of the costs, expenses and liabilities associated with the real estate are to be borne by us, and we are entitled to the unlimited use of the real estate. The Master Lease Agreement includes customary events of default, including non-payment by us of the quarterly payment or other charges due under the Master Lease Agreement. We used the proceeds from the sale of the real estate to pay off outstanding bank debt and intend to use the remaining proceeds for working capital purposes.

Strengths and Competitive Advantages

We believe that the following sets us apart from our competitors:

• Our experienced management team and board of directors.   Our management team and board of directors (the “Board”) are comprised of highly experienced industry leaders, including John P. Rochon, our Chairman of the Board and Chief Executive Officer. Mr. Rochon has 35 years of experience in capital markets, finance, operations, mergers and acquisitions, business planning, technology, sales and brand building, including an ownership position and prior senior management experience as the Chairman and Chief Executive Officer of Mary Kay Inc., a company he led through global expansion to 37 countries, a major investment in technology and a successful management-led leveraged buyout. Other members of the senior management team and the Board have also had significant experience in the direct selling industry and other industries, including Russell Mack (Mary Kay, American and United Airlines, the White House), Kelly Kittrell (Bank of America, Ernst & Young, KPMG Peat Marwick), William Randall (Mary Kay, BeautiControl), and Julie Rasmussen (Mary Kay, Hertz Russia, with clients including RJR Nabisco, Johnson and Johnson). In addition, our team includes other employees and consultants with significant experience in the direct selling industry, including Thomas Reynolds, Ph.D. (Wirthlin Reynolds, clients including Coca Cola, Federal Express, Procter and Gamble) and Richard Holt (Amway, NuSkin).

• Our diverse product offerings and large distributor and customer base.  Each company that we acquire adds to our diverse product offerings portfolio as well as to our large representative and customer base. Currently, we have over 47,000 active independent sales force members and numerous customers in our CVSL family. We currently offer products and services in the following categories: home décor, gourmet foods and spices, nutritional supplements, personalized stationery, skin care, home improvement and home security. We intend to grow our business into additional product and service categories.

• A differentiated shopping experience integrating social media and other state of the art technologies.  We provide a differentiated shopping experience for our customers through our energized sales force and our innovative use of social media and other technologies for the sale of our products and services, which provides a multi-channel presence. For example, each of our independent sales representatives has his or her own personalized webpage which allows them to offer a convenient shopping experience and to establish a loyal customer base. We have invested in a state of the art IT system for use by our independent sales force members, as well as a new Enterprise Resource Planning (“ERP”) system for operational use. Starting in April, 2014, CVSL began converting to its new, more modern and sophisticated IT platform for these functions, internally and externally. These systems are being implemented first at TLC. We plan to eventually use these systems at all of our other companies. This new IT system makes the shopping experience easier and more efficient for customers. Our technology upgrade at TLC has two distinct but related aspects, both of which are aimed at improving the company’s efficiency as a business and making it more attractive to sellers and customers. The internal side of the upgrade, the ERP system, gives the company improved ability to manage all aspects of its operations and finance, including financial planning, regular reporting of daily financial metrics to management, ordering of components for manufacturing and vendor-sourced products, accounting, and similar aspects of monitoring the business in order to make better-informed business decisions. The external side of the upgrade is the IT platform on which TLC’s sales force monitors their own businesses. It provides them with the information they need to track sales, their progress toward achievement and reward levels, and their downline recruits. The IT platform also includes a customer-facing side, which includes the individual web sites from which customers can shop and place orders. Independent sales representatives now have a centralized site for product information and placing orders, and customers can now more easily maneuver through the site from the home page to the order pages with less clicks. Separately, we have been developing, and have launched, a new website for our benefits program called “ CVSL Connections,” which seeks to bring all of our independent sales representatives, along with their respective customers, into our virtual community, where they can explore the offerings of all of our CVSL companies, view social media postings from all of our CVSL companies, and receive a range of discounts and other benefits from third-party partners.

• Our ability to benefit from the brand recognition and loyal customers of each company we acquire.  We strive to acquire target companies with well established brands and loyal customers. We believe this approach allows us to maximize sales opportunities by increasing the chances that our customers will buy multiple products and services from our CVSL family of companies. We intend that each company that we bring into the CVSL community will maintain its own brand identity, independent sales representatives, key product lines and key leaders.

• Our scalable business model.  CVSL provides each company it acquires with a common shared corporate infrastructure that provides operating efficiencies in sourcing, manufacturing, IT, distribution and administration. As noted above, a new IT system is being introduced at TLC for sales support and a new ERP system for operational use, and once fully implemented it is expected that the systems will be made available to all other CVSL companies. In addition, YIAH has now begun operations in North America while continuing operations in Australia, operating out of our Newark, Ohio office building and Project Home, formerly conducting business under the name Tomboy Tools (“Project Home”), has shifted inventory and distribution from its facilities in Denver, Colorado to our Ohio facilities. YIAH’s manufacturing facility in Australia has commenced production of certain products to be sold by My Secret Kitchen in the United Kingdom, allowing for both companies to benefit from economies of scale and best practices in manufacturing. We anticipate further integration over time of back-office functions by all our companies, resulting in what we expect to be additional cost synergies. “Shared services” are also being developed in areas such as marketing support, travel, distribution, customer care and legal support. CVSL also provides operational expertise and cross-pollination of business ideas across companies. Our role in managing our companies varies according to the needs and circumstances of each company. Our intention is that all of our companies will be able to operate in a relatively self-sufficient manner on a day-to-day basis, drawing upon our management as needed to set strategy, improve operations or solve problems, such as identifying suitable strategic business opportunities or other partnerships. However, companies may require varying levels of involvement from the CVSL management team from time to time. For example, TLC has required rather significant, hands-on management by members of the CVSL team in order to help it bring its costs under control and to ensure that it operates with best practices. Agel, on the other hand, sells products in approximately 40 countries and, because each international market tends to be comparatively self-contained from a management perspective, it has required less hands-on management from CVSL than TLC.

• Our unique incentives program.  Through our CVSL Connections program, we are building an array of attractive benefits and other incentives for our independent sales representatives and their customers, including a range of useful discounts in areas such as travel, amenities, office supplies, entertainment, services and other benefits. The Hertz Corporation is the first partner, subsequently joined by Vivint, Inc. Home Automation, Bond Street Office Supplies, Square Inc. Payment Solution, Dynamics co-branded Visa credit cards, Protect America, Inc. Home Security and XOOM Energy, LLC. We are in various stages of discussion with a number of other partners. We have launched a web-based portal for members of the CVSL Connections program and will continue to build out features and offers available over time, which will allow members to access these exclusive benefits. As the CVSL Connections program grows over time, we believe it will have a powerful impact on customer and sales field loyalty.

Our Strategy

Our goal is to combine the power of micro-enterprise with the power of personal networks, linking millions of interpersonal relationships in a virtual “community.” We are engaged in a long-term growth strategy to develop a large, diverse global company in the micro-enterprise sector. A core component is our ongoing acquisition strategy, which we expect will result in additional revenue being added as more companies are acquired. We intend to “build out” the CVSL family of companies across multiple dimensions by expanding in each of the following areas:

• Product and Service Categories.  We seek to acquire micro-enterprise companies with diverse product and service offerings, which will allow us to gain a foothold in a fundamental category of products or services that has significant potential to grow over time. The size of a target company is not as important to us as gaining entry into a desirable new product or service category. We also believe that we will be able to grow each of our portfolio companies organically by our leveraging of operational infrastructure, as well as shared best practices in operations, sales and sales field recruiting. As described under “Strengths and Competitive Advantages-Our Scalable Business Model,” we are already leveraging our operational infrastructure to support our current companies. For example, YIAH and Project Home use office and distribution space at our facilities in Ohio and the shared services events and marketing teams at our offices have helped multiple companies that previously used outside third parties with new catalogues and event planning. In addition to the shared operational resources currently being leveraged by the various companies, we have plans to continue to integrate the back-office. For example, the implementation of our new ERP system at TLC is expected to be rolled out to the other companies over time, which will be beneficial from a simplicity (single system to manage and operate) and cost (single system to host and maintain) standpoint.

• Geography.  We seek to acquire companies in new geographic markets. Our major markets outside the United States currently are Australia, Italy, Russia and other Eastern European countries. Each time we acquire a company in a new geographic market, we gain a foothold in that country which represents additional growth potential. Each new geographic market we are able to penetrate becomes an established platform in which our other portfolio companies may conduct commerce, saving the investment of time and expense that would be otherwise necessary for each company to open new markets individually. Although we do not have any immediate plans to expand our sales or operations to any new countries and believe that there is ample room to expand our sales and operations within the countries in which we currently have a presence, should a business opportunity in a new country present itself, we would consider entering such geographic markets.

• The “Consumer Cloud.”  Every micro-enterprise company we acquire brings with it names and contacts that represent personal relationships with current sellers, former sellers, current customers and former customers. We intend to use social media as one method to reach and connect all of these people. There are numerous connections already within the CVSL family of companies and we intend to continue to add many more connections through organic growth and acquisitions. The “consumer cloud” refers to a database with a list of connections, including information regarding current and former sellers in our independent sales force, current and former customers, in some cases current and former hosts or hostesses (for party plan companies), and employees. The number of such connections varies according to the size of the company. From this database we are able to derive information regarding these individuals including names, addresses, email addresses, phone numbers and past selling or purchasing history. These persons can be reached via email, and in some cases by phone or in writing. They can also be reached when they visit the websites of any CVSL company, or the website for the CVSL Connections program, or the personalized website of any of our CVSL independent sales representatives.

In the consumer cloud, CVSL can inform these contacts about opportunities or product or service offerings at all of our CVSL companies, it can engage them in dialog through social media (e.g., Facebook), and can provide them with benefits and privileges such as discounts on products or services offered by third-party partners—for example, rental cars, office supplies, a credit card offering, etc. Each time a CVSL company adds another seller or customer to its database, it obtains additional connections from that person (organic growth), and each time CVSL acquires another company, it adds to its database the total number of connections which that acquired company has already accumulated. These connections represent numerous personal relationships between family members, friends, neighbors, co-workers, etc. When a consumer recommends a product to a friend, family member or neighbor, that recommendation carries more credibility than even the most effective advertising. Our strategy is to build a virtual “community” which offers its members an attractive and growing array of benefits and privileges.

• Gender Demographics.  Our collective sales forces of our companies, and their customers, represent both gender demographics, although the gender breakdown varies from company to company. We seek to acquire companies that will appeal to both gender demographics. For example, the sales force of TLC and its customer base is predominantly female, while the sales force and customer base of Agel, is comprised of more men than women. In general, the micro-enterprise/direct selling sector globally tends to be more female than male. According to a 2011 study by the Direct Selling Association, 78% of direct selling entrepreneurs were female. However, both genders are represented in varying proportions, depending on the nature of the product or service.

The Direct Selling Industry

Direct selling is a well-established sales channel where products are marketed directly to customers, eliminating the need for middlemen, wholesalers, advertisers and retailers. The global direct selling market is a growing $166 billion industry. The U.S. portion of the direct selling industry alone exceeds $31 billion in annual sales. Worldwide, more than 90 million people are estimated to participate in direct selling. According to the World Federation of Direct Selling Associations, the four largest direct selling markets are the United States, Japan, China and Brazil, but the direct selling industry has a strong presence in every region of the world. Our management team believes that there are numerous companies in the micro-enterprise sector with annual revenues of $50 to $300 million.

General Corporate Information

We were incorporated under the laws of the State of Delaware in April 2007 under the name Cardio Vascular Medical Device Corporation. In June 2011, we converted to a Florida Corporation and changed our name to Computer Vision System Laboratories Corp. On May 23, 2013, we changed our name to CVSL Inc.  Our principal offices are located at 2400 North Dallas Parkway, Suite 230, Plano, Texas 75093 and our telephone number is (972)398-7120.  Our website address is www.cvsl.us.com. The information contained in, and that can be accessed through, our website is not incorporated into and is not a part of this report.

RISK FACTORS THAT MAY AFFECT FUTURE RESULTS

You should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K/A for the year ended December 31, 2013 and in our subsequent quarterly reports on Form 10-Q/A, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus in its entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with an offering under this prospectus and the applicable prospectus supplement before you make a decision to invest in our securities. If any of these events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as “incorporation by reference.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “could,” “may” or other similar expressions in this prospectus or the documents incorporated by reference.

We caution investors that any forward-looking statements presented in this prospectus or the documents incorporated by reference, or those which we may make orally or in writing from time to time, are based on our beliefs and assumptions, as well as information currently available to us. Such statements are based on assumptions and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include the following:

•We have suffered operating losses since inception and we may not be able to achieve profitability;

•We may be unable to service, or upon maturity, refinance or repay, our current outstanding debt obligations or any future debt obligations, which require a significant amount of cash;

•We may be unable to successfully implement our acquisitions strategy;

•We may be unable to successfully integrate acquired companies;

•We may have difficulty managing or supporting future growth;

•A significant percentage of our voting securities are under the control of John Rochon;

•We are dependent upon certain members of management and certain affiliated entities;

•Each of our subsidiaries is dependent on its key personnel, the loss of which could have a significant adverse effect on the operations of the affected subsidiary;

• We may be unable to attract and retain key employees and independent sales representatives;

• We may be unable to compete in the market for the retention of independent sales representatives, acquisition candidates or product sales;

• We may not satisfy U.S. and international regulatory requirements;

• Our business depends upon our ability to gain market acceptance of our products;

• Our business depends upon our information technology systems;

• We are subject to certain risks of conducting business internationally;

• We need to protect our intellectual property;

• We need to protect against product liability claims or intellectual property claims; and

• Our management will have broad discretion over our use of proceeds from an offering under this prospectus and the applicable prospectus supplement.

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made.

For more information on the uncertainty of forward-looking statements, see “Risk Factors” in our Annual Reports on Form 10-K/A and our Quarterly Reports on Form 10-Q/A and any applicable prospectus supplement.

USE OF PROCEEDS

We intend to use a substantial portion of the net proceeds, if any, from the sales of securities offered by this prospectus to acquire other businesses that we believe will be synergistic with our current businesses. As of the date of this offering, we have no current definitive agreements or commitments with respect to any acquisition other than the Golden Girls acquisition for which we have signed a definitive agreement; however, the conditions to closing have not yet been satisfied as of the date of this prospectus. The remaining net proceeds will be used for general working capital purposes, including ongoing operations, expansion of the business and further research and development.

The expected use of the net proceeds from an offering under this prospectus or a prospectus supplement represents our current intentions based on our present plans and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds. The amounts and timing of our actual expenditures will depend on numerous factors including costs of any companies we acquire. Accordingly, our management will have broad discretion over the application of the net proceeds from the sales of securities offered by this prospectus, and investors will be relying on the judgment of management regarding the application of the net proceeds from the sales of securities offered by this prospectus. We may find it necessary or advisable to reallocate the net proceeds from the sales of securities offered by this prospectus or a prospectus supplement; however any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes. Pending the uses described above, we plan to invest the net proceeds in government securities and other short-term investment grade, marketable securities

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our Board and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

We may offer shares of our common stock, preferred stock, debt securities, warrants to purchase any of such securities, either individually or in combination, and/or units consisting of some or all of such securities for total gross proceeds of up to $100 million, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered. Below is a summary of the securities we may offer under this prospectus (together with the applicable prospectus supplement).

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common stock and related provisions of our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws.

Our authorized capital consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 500,000 shares of preferred stock, par value $0.0001 per share. As of December 30, 2014, 27,599,012 shares of common stock were outstanding (which does not include the 25,240,676 shares of common stock issuable to Rochon Capital Partners Ltd (“Rochon Capital”), an entity controlled by John Rochon, our Chief Executive Officer and Chairman of the Board, in connection with the second tranche closing under the share exchange agreement described below.) On September 25, 2012, we consummated a share exchange agreement, with Happenings Communications Group, Inc. (“HCG”) and Rochon Capital, whereby Rochon Capital transferred 100% of the outstanding shares of HCG to us in exchange for approximately 95% of our common stock to be issued in two tranches, the first of which was issued on September 25, 2012 and the second of which will be issued solely upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock.  Upon issuance, such shares will possess no rights other than voting rights and will be subject to strict transfer restrictions.

No shares of preferred stock are currently outstanding.

DESCRIPTION OF COMMON STOCK

The following is a description of the rights associated with our common stock generally. Holders of shares of our common stock have the right to cast one vote for each share of common stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors. Except as otherwise required by Florida law, other than the election of directors, all other action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of shareholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy. The election of directors by our shareholders is determined by a plurality of the votes cast by the stockholders entitled to vote at any meeting held for such purposes at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statute, by our articles of incorporation, or by our bylaws, the presence, in person or by proxy duly authorized, of one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or the amendment of our articles of incorporation.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Holders of shares of our common stock are not entitled to preemptive or subscription or conversion rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of common stock are, and the shares of common stock sold in an offering under this prospectus and the applicable prospectus supplement, will when issued be fully paid and non-assessable.

If we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights. The common stock to be outstanding upon completion of this offering will be, fully paid and non-assessable.

Reverse Stock Split

We effected a 1-for-20 reverse stock split of our outstanding common stock on October 16, 2014. Upon the effectiveness of the reverse stock split, every 20 shares of outstanding common stock decreased to 1 share of common stock. Similarly, the number of shares of common stock into which each outstanding option and warrant to purchase common stock was exercisable decreased on a 1-for-20 basis, and the exercise price of each outstanding option and warrant to purchase common stock increased proportionately.

Outstanding Warrants

As of July 2, 2014, a total of 68,750 shares of common stock were issuable upon the exercise of outstanding warrants, 18,750 have an exercise price of $11.00 per share (the “May 2014 Warrants”) and 50,000 have an exercise price of $12.80 (the “July 2014 Warrant”). The May 2014 Warrants were issued to a potential supplier and are exercisable for a term that expires on May 5, 2015; provided, however, that the term will be extended for an additional year if on May 5, 2015 the shares of common stock underlying the warrant are subject to an effective registration statement under the Securities Act or our common stock is listed on the Nasdaq National Market, the NYSE or the NYSE MKT. In addition, the May 2014 Warrants provide for piggyback registration rights upon request, in certain cases. The exercise price and number of shares issuable upon exercise of the May 2014 Warrants is subject to adjustment in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. The July 2014 Warrant was issued to a consultant and is exercisable for a ten day period commencing 720 days after issuance; however the July 2014 warrant expires without an opportunity to exercise it on July 1, 2015, unless the term is extended for an additional year which term will be extended only if on July 1, 2015 the shares of common stock underlying the warrant are subject to an effective registration statement under the Securities Act or our common stock is listed on the Nasdaq National Market, the NYSE or the NYSE MKT. In addition, the July 2014 Warrant provides for piggyback registration rights upon request, in certain cases. The exercise price and number of shares issuable upon exercise of the July 2014 Warrant is subject to adjustment in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. Warrants issued in May 2012 exercisable for an aggregate of 114,384 shares of common stock with an exercise price of $11.00 per share expired unexercised in May 2014.

Registration Rights

On September 25, 2012, we entered into a Registration Rights Agreement with Rochon Capital which granted the holders of Registrable Securities (as defined below) two demand registration rights upon request of at least 25% of the then outstanding Registrable Securities (as defined below). Registrable Securities are entitled to two demand registration rights. The holders of the Registrable Securities have unlimited piggyback registration rights. Registrable Securities are defined as: (1) any shares of common stock held by Rochon Capital (or any assignee or transferee of any Registrable Securities) or issuable upon conversion, exercise or exchange of options, warrants, convertible securities or exchangeable securities owned by Rochon Capital (or any assignee or transferee of any Registrable Securities) at any time, and (2) any shares of common stock issued or issuable with respect to any shares described in subsection (1) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Tami Longaberger was added as a party entitled to registration rights under the Registration Rights Agreement.

The holders of the May 2014 Warrants and July 2014 Warrant (the “Warrants”) have been granted piggyback registration rights for the registration of the shares of common stock underlying the Warrants, prior to the expiration of the Warrants, if we propose to register any shares of our common stock in connection with a shelf registration statement under Rule 415 of the Securities Act. The piggyback registration rights are not applicable to: (1) the registration of any of our securities in connection with an underwritten public offering; (2) a registration relating solely to an employee benefit plan; (3) a registration relating solely to a transaction under Rule 145 of the Securities Act; or (4) a registration in which the only securities being registered are shares of common stock issuable upon conversion of debt securities which are also being registered.

DESCRIPTION OF PREFERRED STOCK

Our Board has the authority, without action by our shareholders, to designate and issue up to 500,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board determines the specific rights of the holders of the preferred stock. However, effects of the issuance of preferred stock include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, delaying or preventing a change in control of us without further action by our shareholders. The Board’s authority to issue preferred stock without shareholder approval could make it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

The particular terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

• the title and liquidation preference per share of the preferred stock and the number of shares offered;

• the purchase price of the preferred stock;

• the dividend rate (or method of calculation);

• the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

• any redemption or sinking fund provisions of the preferred stock;

• any listing of the preferred stock on any securities exchange or market;

• any conversion provisions of the preferred stock;

• the voting rights, if any, of the preferred stock; and

• any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock issued under this prospectus and the applicable prospectus supplement will, when issued, be fully paid and non-assessable.

We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the preferred stock that we may offer under this prospectus, as well as the certificate of designations, as applicable, that contains the terms of the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock and/or preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, as well as the complete warrant and/or the warrant agreement and warrant certificate, as applicable, that contains the terms of the warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

• the title of the warrants;

• the aggregate number of warrants offered;

• the designation, number and terms of the securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

• the exercise price of the warrants;

• the dates or periods during which the warrants are exercisable;

• the designation and terms of any securities with which the warrants are issued;

• if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

• if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

• any minimum or maximum amount of warrants that may be exercised at any one time;

• any terms relating to the modification of the warrants;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

• any other specific terms of the warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act, as amended.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

• title and aggregate principal amount;

• whether the debt securities will be senior, subordinated or junior subordinated;

• applicable subordination provisions, if any;

• provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;

• percentage or percentages of principal amount at which the debt securities will be issued;

• maturity date(s);

• interest rate(s) or the method for determining the interest rate(s);

• whether interest on the debt securities will be payable in cash or additional debt securities of the same series;

• dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

• whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

• redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

• if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

• authorized denominations;

•whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of debt security;

• amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;

• the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

• where the debt securities may be presented for registration of transfer, exchange or conversion;

• the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;

• whether the debt securities will be issued in whole or in part in the form of one or more global securities;

• if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

• whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

• the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

• the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

• any covenants applicable to the particular debt securities being issued;

• any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

• currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

• time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;

• securities exchange(s) on which the debt securities will be listed, if any;

• whether any underwriter(s) will act as market maker(s) for the debt securities;

• extent to which a secondary market for the debt securities is expected to develop;

• provisions relating to defeasance;

• provisions relating to satisfaction and discharge of the indenture;

• any restrictions or conditions on the transferability of the debt securities;

• provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

• any addition or change in the provisions related to compensation and reimbursement of the trustee;

• provisions, if any, granting special rights to holders upon the occurrence of specified events;

• whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and

• any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of or interest on any debt securities;
•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•	a change in the currency in which any payment on the debt securities is payable;
•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•

a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and
•

waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;
•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•

failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;
•

the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and
•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture.  Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•

we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture or securities for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter paid, as and when the same shall have become due and payable, or

•

we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

•

all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities,

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

•	rights of registration of transfer and exchange, and our right of optional redemption;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•

rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

•	the rights, obligations and immunities of the trustee under the indenture; and
•	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance.  Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•

to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•

we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•

we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939, as amended, is applicable.

DESCRIPTION OF UNITS

We may issue, in one more series, units comprised of shares of our common stock or preferred stock, warrants to purchase common stock or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

• the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

• any provisions of the governing unit agreement that differ from those described herein; and

• any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

Potential Anti-Takeover Effects

Certain provisions set forth in our articles of incorporation, as amended, in our bylaws and under Florida law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by shareholders.

Blank Check Preferred Stock.  Our articles of incorporation and bylaws contain provisions that permit us to issue, without any further vote or action by the shareholders, up to 500,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers, if any, of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Special Meetings of Shareholders.  Our bylaws provide that special meetings of shareholders shall be held when directed by the Board. Shareholders are not permitted to call a special meeting of shareholders, to require that the Board call such a special meeting, or to require that our Board request the calling of a special meeting of shareholders.

While the foregoing provisions of our articles of incorporation and bylaws and of Florida law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board, and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. In addition, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Potential Issuance of Second Tranche.  The Amended Share Exchange Agreement, provides for the issuance of the Second Tranche Stock to Rochon Capital or a Permitted Transferee solely upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock. The Second Tranche Stock, which will possess no rights other than voting rights, may serve as a further deterrent to third parties looking to acquire us.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

We expect that our common stock will be listed on a national securities exchange prior to making any offers or sales of securities under this prospectus. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Gracin & Marlow, LLP, New York, New York will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of CVSL Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of CVSL Inc. and subsidiaries as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PMB Helin Donovan, LLP, an independent auditor, an independent registered public accounting firm, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

The financial statements for TLC as of and for each of the two years in the period ended December 31, 2012 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the SEC’s web site at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or Internet site.

Additional information about CVSL Inc. is contained at our website, www.cvsl.us.com. Information on our website is not incorporated by reference into this report. We make available on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as soon as reasonably practicable after those reports are filed with the SEC. The following Corporate Governance documents are also posted on our website: Code of Ethics and the Charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board of Directors.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, however, we are not incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•

Our annual report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 31, 2014 and our annual report on Form 10-K/A Amendment No. 1 for the fiscal year ended December 31, 2013 filed with the SEC on October 21, 2014;

•

Our quarterly report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 15, 2014 and our quarterly report on Form 10-Q/A Amendment No. 1 for the quarter ended March 31, 2014 filed with the SEC on October 22, 2014;

•

Our quarterly report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on August 14, 2014 and our quarterly report on Form 10-Q/A Amendment No. 1 for the quarter ended June 30, 2014 filed with the SEC on October 22, 2014;

•

Our quarterly report on Form 10-Q for the quarter ended September 30, 2014 filed with the SEC on November 14, 2014 and our quarterly report on Form 10-Q/A Amendment No. 1 for the quarter ended September 30, 2014 filed with the SEC on November 18, 2014;

•

Our current reports on Form 8-K filed with the SEC on February 24, June 16, July 15, August 1, September 18, October 14, October 16, November 26, November 28 and December 3, 2014 and our Form 8-K/A filed on May 30, 2013; and

•	The description of our common stock set forth in our registration statement on Form 8-A12B, filed with the SEC on November 18, 2014 (File No. 001-36755).

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

2400 North Dallas Parkway, Suite 230
Plano, Texas 75093

(972) 398-7120

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 31, 2014

PROSPECTUS

Up to $25,000,000

Common Stock

We have entered into an “At the Market Issuance Sales Agreement,” or sales agreement, dated December 3, 2014 with MLV & Co. LLC, or MLV, relating to shares of our common stock offered by this prospectus and the accompanying base prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of $25,000,000 from time to time through MLV, acting as agent.

Our common stock is currently traded on the NYSE MKT, under the symbol “CVSL.” The last reported sale price of our common stock on the NYSE MKT on December 30, 2014 was $8.60 per share.

Sales of our common stock, if any, under this prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the  existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. MLV will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between MLV and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

MLV will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, MLV will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of MLV will be deemed to be underwriting commissions or discounts.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-8 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer securities having an aggregate offering price of up to $100,000,000 under the accompanying base prospectus. Under this prospectus and the accompanying base prospectus, we may offer shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of our securities in two separate documents that are bound together: (1) this sales agreement prospectus, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this sales agreement prospectus is inconsistent with the accompanying base prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and MLV, or MLV, has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLV is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

INDUSTRY AND MARKET DATA

We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUMMARY

The items in the following summary are described in more detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock. Therefore, you should read the entire prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section and other documents or information included or incorporated by reference in this prospectus before making any investment decision.

Overview

We operate a multi-brand direct selling/micro-enterprise company that employs innovative operational, marketing, social networking and e-commerce strategies to drive a high-growth global business. We are engaged in a long-term strategy to develop a large, global, diverse company that combines the entrepreneurship, innovation and relationship-based commerce of micro-enterprise with the infrastructure and operational excellence of a large scale company. We are building an online “community” consisting of a growing number of entrepreneurs and their customers, who can share various economic benefits of membership. Our growth is supported by a highly disciplined acquisition strategy focused on quality targets that can benefit from our significant operational expertise, turnaround strategies, financial resources, access to innovative technologies, and core infrastructure. We completed our first seven acquisitions of direct selling companies during 2013 and in the first quarter of 2014 and currently have a presence in seven major product categories: home décor, gourmet foods and spices, nutritional supplements, skin care, home improvement, stationery and home security. During 2013, we had $84.9 million in revenues. The following table sets forth our quarterly revenues for the fiscal year ended 2013, revenues for the first, second and third quarter of 2014 and aggregate revenues for our four most recent reported quarters:

	Fiscal Year 2013				Fiscal Year 2014			Trailing Four
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Quarters
Revenues	$4,268,010	$20,116,868	$24,292,400	$36,810,551	$26,670,921	$24,586,118	$24,017,441	$112,085,031

Acquisitions

Our disciplined acquisition strategy is derived from the industry knowledge and operating expertise of our management team, which we believe allows us to identify, evaluate and integrate premium micro-enterprise companies that can benefit from our company’s resources, while contributing to our overall growth strategy. We have grown at a rapid pace as a result of our recent acquisitions and intend to continue to aggressively pursue additional acquisitions in the micro-enterprise space. As of the date of this prospectus, our micro-enterprise portfolio is comprised of the following seven businesses:

Business*	Date of Acquisition	Number of Countries with Sales Presence	Products
The Longaberger Company (“TLC”)	March 18, 2013	2	Premium hand-crafted baskets and products for the home
Your Inspiration at Home (“YIAH”)	August 22, 2013	3	Hand-crafted spices from around the world
Project Home (formerly Tomboy Tools)	October 1, 2013	1	Tools designed for women, as well as home security systems
Agel	October 22, 2013	40	Nutritional supplements and skin care products
My Secret Kitchen	December 20, 2013	1	Unique line of gourmet food products
Paperly	December 31, 2013	1	Custom stationery and paper products
Uppercase Living	March 13, 2014	2	Customizable vinyl expressions for display on walls

* We have signed a definitive acquisition agreement to acquire Golden Girls LLC (“Golden Girls”), an entity that exchanges gold, silver and platinum jewelry for cash; however, the transaction has not yet closed.

Each company we acquire maintains its own unique identity, sales force, leadership, brand and culture. CVSL provides each company it acquires with a common shared corporate infrastructure that provides operating efficiencies in areas such as sourcing, manufacturing, IT, distribution and administration. CVSL also provides operational expertise and cross-pollination of business ideas and best practices across companies. With each acquisition we expand our product and service base, our customer base and our geographic base, as well as our independent sales force. CVSL currently has sales in more than 40 countries on six continents around the world and has established a strong foundation for further international expansion for all of its companies. We believe we have an opportunity to leverage the resources, infrastructure and local market expertise we have in each of the countries where we have operations and sales.

In addition to the direct selling companies identified above, on September 25, 2012, we consummated a share exchange agreement (the “Share Exchange Agreement”) with Happenings Communications Group, Inc. (“HCG”) and Rochon Capital Partners, Ltd. (“Rochon Capital”), an entity controlled by John Rochon, our Chief Executive Officer and Chairman of the Board, whereby Rochon Capital transferred 100% of the outstanding shares of HCG to us in exchange for approximately 95% of the common stock (on a fully-diluted basis upon issuance) of CVSL, (the “Initial Exchange”), to be issued in two tranches, the first of which (consisting of 21,904,302 shares of our common stock) was issued on September 25, 2012, and the second of which (consisting of 25,240,676 shares of our common stock), which may be issued in the future, under certain limited circumstances as hereinafter described. The Initial Exchange resulted in HCG becoming our wholly-owned subsidiary.

On December 1, 2014, we entered into an amendment to the Share Exchange Agreement with Rochon Capital (as amended, the “Amended Share Exchange Agreement,”) which became effective as of December 1, 2014 and limits Rochon Capital’s right to be issued the remaining 25,240,676 shares solely upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock. Upon issuance, these shares will possess no rights other than voting rights and will be subject to strict transfer restrictions.

From September 2012 until our first acquisition in March 2013, our primary focus was on the publishing business conducted by HCG, which until March 2013 was our sole revenue producing business. For the year ended December 31, 2012, we derived $0.9 million in revenue from the operations of HCG. Prior to our acquisition of HCG in September 2012, our primary business was the development of products for medical use. The medical products line of business was terminated in December 2012. HCG publishes a monthly magazine, Happenings Magazine, which references events and attractions, entertainment and recreation, and people and community in Northeast Pennsylvania. HCG also provides marketing and creative services to various companies, including direct selling companies. Such services may include creating brochures, sales materials, websites and other communications for independent sales representatives and ultimate customers. As a result, HCG is available to serve as an “in-house” resource for our current direct selling companies and the direct selling companies we hope to acquire in the future.

Recent Developments

On July 31, 2014, TLC and CFI NNN Raiders, LLC (“CFI”), entered into an Agreement of Purchase and Sale (the “Sale Leaseback Agreement”) pursuant to which TLC agreed to sell to CFI certain real estate owned by TLC and used by TLC in its manufacturing, distribution and showroom activities. The real estate described in the Sale Leaseback Agreement was purchased by CFI and the aggregate purchase price was $15,800,000 ($4,400,000 of which is held with CFI as a security deposit and will be released to TLC over time as certain targets are met).

Concurrently with entering into the Sale Leaseback Agreement, we entered into a Master Lease Agreement with CFI (the “Master Lease Agreement”). The Master Lease Agreement provides for a 15-year lease term and specifies the base quarterly payment for the real estate leased. The base quarterly payment in the first year is $551,772 and increases 3% annually each year thereafter. During the lease term, all of the costs, expenses and liabilities associated with the real estate are to be borne by us, and we are entitled to the unlimited use of the real estate. The Master Lease Agreement includes customary events of default, including non-payment by us of the quarterly payment or other charges due under the Master Lease Agreement. We used the proceeds from the sale of the real estate to pay off outstanding bank debt and intend to use the remaining proceeds for working capital purposes.

Strengths and Competitive Advantages

We believe that the following sets us apart from our competitors:

• Our experienced management team and board of directors.   Our management team and board of directors (the “Board”) are comprised of highly experienced industry leaders, including John P. Rochon, our Chairman of the Board and Chief Executive Officer. Mr. Rochon has 35 years of experience in capital markets, finance, operations, mergers and acquisitions, business planning, technology, sales and brand building, including an ownership position and prior senior management experience as the Chairman and Chief Executive Officer of Mary Kay Inc., a company he led through global expansion to 37 countries, a major investment in technology and a successful management-led leveraged buyout. Other members of the senior management team and the Board have also had significant experience in the direct selling industry and other industries, including Russell Mack (Mary Kay, American and United Airlines, the White House), Kelly Kittrell (Bank of America, Ernst & Young, KPMG Peat Marwick), William Randall (Mary Kay, BeautiControl), and Julie Rasmussen (Mary Kay, Hertz Russia, with clients including RJR Nabisco, Johnson and Johnson). In addition, our team includes other employees and consultants with significant experience in the direct selling industry, including Thomas Reynolds, Ph.D. (Wirthlin Reynolds, clients including Coca Cola, Federal Express, Procter and Gamble) and Richard Holt (Amway, NuSkin).

• Our diverse product offerings and large distributor and customer base.   Each company that we acquire adds to our diverse product offerings portfolio as well as to our large representative and customer base. Currently, we have over 47,000 active independent sales force members and numerous customers in our CVSL family. We currently offer products and services in the following categories: home

décor, gourmet foods and spices, nutritional supplements, personalized stationery, skin care, home improvement and home security. We intend to grow our business into additional product and service categories.

• A differentiated shopping experience integrating social media and other state of the art technologies.   We provide a differentiated shopping experience for our customers through our energized sales force and our innovative use of social media and other technologies for the sale of our products and services, which provides a multi-channel presence. For example, each of our independent sales representatives has his or her own personalized webpage which allows them to offer a convenient shopping experience and to establish a loyal customer base. We have invested in a state of the art IT system for use by our independent sales force members, as well as a new Enterprise Resource Planning (“ERP”) system for operational use. Starting in April, 2014, CVSL began converting to its new, more modern and sophisticated IT platform for these functions, internally and externally. These systems are being implemented first at TLC. We plan to eventually use these systems at all of our other companies. This new IT system makes the shopping experience easier and more efficient for customers. Our technology upgrade at TLC has two distinct but related aspects, both of which are aimed at improving the company’s efficiency as a business and making it more attractive to sellers and customers. The internal side of the upgrade, the ERP system, gives the company improved ability to manage all aspects of its operations and finance, including financial planning, regular reporting of daily financial metrics to management, ordering of components for manufacturing and vendor-sourced products, accounting, and similar aspects of monitoring the business in order to make better-informed business decisions. The external side of the upgrade is the IT platform on which TLC’s sales force monitors their own businesses. It provides them with the information they need to track sales, their progress toward achievement and reward levels, and their downline recruits. The IT platform also includes a customer-facing side, which includes the individual web sites from which customers can shop and place orders. Independent sales representatives now have a centralized site for product information and placing orders, and customers can now more easily maneuver through the site from the home page to the order pages with less clicks. Separately, we have been developing, and have launched, a new website for our benefits program called “ CVSL Connections,” which seeks to bring all of our independent sales representatives, along with their respective customers, into our virtual community, where they can explore the offerings of all of our CVSL companies, view social media postings from all of our CVSL companies, and receive a range of discounts and other benefits from third-party partners.

• Our ability to benefit from the brand recognition and loyal customers of each company we acquire.   We strive to acquire target companies with well established brands and loyal customers. We believe this approach allows us to maximize sales opportunities by increasing the chances that our customers will buy multiple products and services from our CVSL family of companies. We intend that each company that we bring into the CVSL community will maintain its own brand identity, independent sales representatives, key product lines and key leaders.

• Our scalable business model.   CVSL provides each company it acquires with a common shared corporate infrastructure that provides operating efficiencies in sourcing, manufacturing, IT, distribution and administration. As noted above, a new IT system is being introduced at TLC for sales support and a new ERP system for operational use, and once fully implemented it is expected that the systems will be made available to all other CVSL companies. In addition, YIAH has now begun operations in North America while continuing operations in Australia, operating out of our Newark, Ohio office building and Project Home, formerly conducting business under the name Tomboy Tools (“Project Home”), has shifted inventory and distribution from its facilities in Denver, Colorado to our Ohio facilities. YIAH’s manufacturing facility in Australia has commenced production of certain products to be sold by My Secret Kitchen in the United Kingdom, allowing for both companies to benefit from economies of scale and best practices in manufacturing. We anticipate further integration over time of back-office functions by all our companies, resulting in what we expect to be additional cost synergies. “Shared services” are also being developed in areas such as marketing support, travel, distribution, customer care and legal support. CVSL also provides operational expertise and cross-pollination of business ideas across companies. Our role in managing our companies varies according to the needs and circumstances of each company. Our intention is that all of our companies will be able to operate in a relatively self-sufficient manner on a day-to-day basis, drawing upon our management as needed to set strategy, improve operations or solve problems, such as identifying suitable strategic business opportunities or other partnerships. However, companies may require varying levels of involvement from the CVSL management team from time to time. For example, TLC has required rather significant, hands-on management by members of the CVSL team in order to help it bring its costs under control and to ensure that it operates with best practices. Agel, on the other hand, sells products in approximately 40 countries and, because each international market tends to be comparatively self-contained from a management perspective, it has required less hands-on management from CVSL than TLC.

• Our unique incentives program.   Through our CVSL Connections program, we are building an array of attractive benefits and other incentives for our independent sales representatives and their customers, including a range of useful discounts in areas such as travel, amenities, office supplies, entertainment, services and other benefits. The Hertz Corporation is the first partner, subsequently joined by Vivint, Inc. Home Automation, Bond Street Office Supplies, Square Inc. Payment Solution, Dynamics co-branded Visa credit cards, Protect America, Inc. Home Security and XOOM Energy, LLC. We are in various stages of discussion with a number of other partners. We have launched a web-based portal for members of the CVSL Connections program and will continue to build out features and offers available over time, which will allow members to access these exclusive benefits. As the CVSL Connections program grows over time, we believe it will have a powerful impact on customer and sales field loyalty.

Our Strategy

Our goal is to combine the power of micro-enterprise with the power of personal networks, linking millions of interpersonal relationships in a virtual “community.” We are engaged in a long-term growth strategy to develop a large, diverse global company in the micro-enterprise sector. A core component is our ongoing acquisition strategy, which we expect will result in additional revenue being added as more companies are acquired. We intend to “build out” the CVSL family of companies across multiple dimensions by expanding in each of the following areas:

• Product and Service Categories.   We seek to acquire micro-enterprise companies with diverse product and service offerings, which will allow us to gain a foothold in a fundamental category of products or services that has significant potential to grow over time. The size of a target company is not as important to us as gaining entry into a desirable new product or service category. We also believe that we will be able to grow each of our portfolio companies organically by our leveraging of operational infrastructure, as well as shared best practices in operations, sales and sales field recruiting. As described under “Strengths and Competitive Advantages-Our Scalable Business Model,” we are already leveraging our operational infrastructure to support our current companies. For example, YIAH and Project Home use office and distribution space at our facilities in Ohio and the shared services events and marketing teams at our offices have helped multiple companies that previously used outside third parties with new catalogues and event planning. In addition to the shared operational resources currently being leveraged by the various companies, we have plans to continue to integrate the back-office. For example, the implementation of our new ERP system at TLC is expected to be rolled out to the other companies over time, which will be beneficial from a simplicity (single system to manage and operate) and cost (single system to host and maintain) standpoint.

• Geography.   We seek to acquire companies in new geographic markets. Our major markets outside the United States currently are Australia, Italy, Russia and other Eastern European countries. Each time we acquire a company in a new geographic market, we gain a foothold in that country which represents additional growth potential. Each new geographic market we are able to penetrate becomes an established platform in which our other portfolio companies may conduct commerce, saving the investment of time and expense that would be otherwise necessary for each company to open new markets individually. Although we do not have any immediate plans to expand our sales or operations to any new countries and believe that there is ample room to expand our sales and operations within the countries in which we currently have a presence, should a business opportunity in a new country present itself, we would consider entering such geographic markets.

• The “Consumer Cloud.”   Every micro-enterprise company we acquire brings with it names and contacts that represent personal relationships with current sellers, former sellers, current customers and former customers. We intend to use social media as one method to reach and connect all of these people. There are numerous connections already within the CVSL family of companies and we intend to continue to add many more connections through organic growth and acquisitions. The “consumer cloud” refers to a database with a list of connections, including information regarding current and former sellers in our independent sales force, current and former customers, in some cases current and former hosts or hostesses (for party plan companies), and employees. The number of such connections varies according to the size of the company. From this database we are able to derive information regarding these individuals including names, addresses, email addresses, phone numbers and past selling or purchasing history. These persons can be reached via email, and in some cases by phone or in writing. They can also be reached when they visit the websites of any CVSL company, or the website for the CVSL Connections program, or the personalized website of any of our CVSL independent sales representatives.

In the consumer cloud, CVSL can inform these contacts about opportunities or product or service offerings at all of our CVSL companies, it can engage them in dialog through social media (e.g., Facebook), and can provide them with benefits and privileges such as discounts on products or services offered by third-party partners—for example, rental cars, office supplies, a credit card offering, etc. Each time a CVSL company adds another seller or customer to its database, it obtains additional connections from that person (organic growth), and each time CVSL acquires another company, it adds to its database the total number of connections which that acquired company has already accumulated. These connections represent numerous personal relationships between family members, friends, neighbors, co-workers, etc. When a consumer recommends a product to a friend, family member or neighbor, that recommendation carries more credibility than even the most effective advertising. Our strategy is to build a virtual “community” which offers its members an attractive and growing array of benefits and privileges.

• Gender Demographics.   Our collective sales forces of our companies, and their customers, represent both gender demographics, although the gender breakdown varies from company to company. We seek to acquire companies that will appeal to both gender demographics. For example, the sales force of TLC and its customer base is predominantly female, while the sales force and customer base of Agel, is comprised of more men than women. In general, the micro-enterprise/direct selling sector globally tends to be more female than male. According to a 2011 study by the Direct Selling Association, 78% of direct selling entrepreneurs were female. However, both genders are represented in varying proportions, depending on the nature of the product or service.

The Direct Selling Industry

Direct selling is a well-established sales channel where products are marketed directly to customers, eliminating the need for middlemen, wholesalers, advertisers and retailers. The global direct selling market is a growing $166 billion industry. The U.S. portion of the direct selling industry alone exceeds $31 billion in annual sales. Worldwide, more than 90 million people are estimated to participate in direct selling. According to the World Federation of Direct Selling Associations, the four largest direct selling markets are the United States, Japan, China and Brazil, but the direct selling industry has a strong presence in every region of the world. Our management team believes that there are numerous companies in the micro-enterprise sector with annual revenues of $50 to $300 million.

General Corporate Information

We were incorporated under the laws of the State of Delaware in April 2007 under the name Cardio Vascular Medical Device Corporation. In June 2011, we converted to a Florida Corporation and changed our name to Computer Vision System Laboratories Corp. On May 23, 2013, we changed our name to CVSL Inc.  Our principal offices are located at 2400 North Dallas Parkway, Suite 230, Plano, Texas 75093 and our telephone number is (972) 398-7120.  Our website address is www.cvsl.us.com. The information contained in, and that can be accessed through, our website is not incorporated into and is not a part of this report.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $25,000,000.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, MLV. See “Plan of Distribution” on page S-10.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, for acquisitions of other synergistic direct selling companies and general corporate purposes. See “Use of Proceeds” on page S-11.

Risk Factors

You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

NYSE MKT trading symbol	CVSL

The number of shares of common stock to be outstanding after this offering is based on 27,599,012 shares outstanding as of December 30, 2014, and excludes:

•                  68,750 shares of common stock issuable upon exercise of outstanding warrants, 18,750 of which have been issued to a potential supplier and have an exercise price of $11.00 per share and 50,000 of which have been issued to a consultant and have an exercise price of $12.80; and

•                  25,240,676 shares of our common stock, which may be issued to Rochon Capital Partners Ltd (“Rochon Capital”), an entity controlled by John Rochon, our Chief Executive Officer and Chairman of the Board, in connection with the second tranche closing, under the Share Exchange Agreement (described below), under certain limited circumstances. On September 25, 2012, we consummated a share exchange agreement, with Happenings Communications Group, Inc. and Rochon Capital, an entity controlled by John Rochon, our Chief Executive Officer and Chairman of the Board, whereby Rochon Capital transferred 100% of the outstanding shares of HCG to us in exchange for approximately 95% of our common stock to be issued in two tranches, the first of which was issue don September 25, 2012 and the second of which will be issued solely upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock.  Upon issuance, such shares will possess no rights other than voting rights and will be subject to strict transfer restrictions.

We effected a 1-for-20 reverse stock split of our issued and outstanding shares of common stock on October 16, 2014. Unless we indicate otherwise, all references to share numbers in this prospectus reflect this reverse stock split.

Unless otherwise stated, all information contained in this prospectus reflects an assumed public offering price of $8.60 per share, which was the last reported sale price of our common stock on the NYSE MKT on December 30, 2014.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K/A for the year ended December 31, 2013 and in our subsequent quarterly reports on Form 10-Q/A as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus in their entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Additional Risks Relating To The Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for acquisitions of other synergistic direct selling companies and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our common stock.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of our common stock in the maximum aggregate offering amount of $25,000,000 at an assumed offering price of $8.60 per share, the last reported sale price of our common stock on the NYSE MKT on December 30, 2014, and after deducting estimated offering commissions payable by us, our pro forma as adjusted net tangible book value as of September 30, 2014 would have been approximately $32.6 million, or $1.07 per share of common stock. This represents an immediate increase in the net tangible book value of $0.76 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $7.53 per share to new investors who purchase our common stock in the offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering.  This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings.  In turn, these resales could have the effect of depressing the market price for our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as “incorporation by reference.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “could,” “may” or other similar expressions in this prospectus or the documents incorporated by reference.

We caution investors that any forward-looking statements presented in this prospectus or the documents incorporated by reference, or those which we may make orally or in writing from time to time, are based on our beliefs and assumptions, as well as information currently available to us. Such statements are based on assumptions and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include the following:

• We have suffered operating losses since inception and we may not be able to achieve profitability;

• We may be unable to service, or upon maturity, refinance or repay, our current outstanding debt obligations or any future debt obligations, which require a significant amount of cash;

• We may be unable to successfully implement our acquisitions strategy;

• We may be unable to successfully integrate acquired companies;

• We may have difficulty managing or supporting future growth;

• A significant percentage of our voting securities are under the control of John Rochon;

• We are dependent upon certain members of management and certain affiliated entities;

• Each of our subsidiaries is dependent on its key personnel, the loss of which could have a significant adverse effect on the operations of the affected subsidiary;

• We may be unable to attract and retain key employees and independent sales representatives;

• We may be unable to compete in the market for the retention of independent sales representatives, acquisition candidates or product sales;

• We may not satisfy U.S. and international regulatory requirements;

• Our business depends upon our ability to gain market acceptance of our products;

• Our business depends upon our information technology systems;

• We are subject to certain risks of conducting business internationally;

• We need to protect our intellectual property;

• We need to protect against product liability claims or intellectual property claims; and

• Our management will have broad discretion over our use of proceeds from this offering.

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made.

For more information on the uncertainty of forward-looking statements, see “Risk Factors” in our Annual Reports on Form 10-K/A and our Quarterly Reports on Form 10-Q/A and any applicable prospectus supplement.

USE OF PROCEEDS

We intend to use a substantial portion of the net proceeds, if any, from the sales of securities offered by this prospectus to acquire other businesses that we believe will be synergistic with our current businesses. As of the date of this offering, we have no current definitive agreements or commitments with respect to any acquisition other than the Golden Girls acquisition for which we have signed a definitive agreement; however, the conditions to closing have not yet been satisfied as of the date of this prospectus. The remaining net proceeds will be used for general working capital purposes, including ongoing operations, expansion of the business and further research and development.

The expected use of the net proceeds from this offering represents our current intentions based on our present plans and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds. The amounts and timing of our actual expenditures will depend on numerous factors including costs of any companies we acquire. Accordingly, our management will have broad discretion over the application of the net proceeds from the sales of securities offered by this prospectus, and investors will be relying on the judgment of management regarding the application of the net proceeds from the sales of securities offered by this prospectus. We may find it necessary or advisable to reallocate the net proceeds from the sales of securities offered by this prospectus; however any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes. Pending the uses described above, we plan to invest the net proceeds in government securities and other short-term investment grade, marketable securities

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value on September 30, 2014 was approximately ($12,994,920), or ($0.53) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

Prior to considering the effects of the proceeds of this offering, but after giving effect to the conversion of the RCP V Note into 3,200,000 shares of our common stock which occurred on November 26, 2014, our pro forma net tangible book value as of September 30, 2014 was approximately $8,494,847 or approximately $0.31 per share.

After giving effect to the sale of $25,000,000 of common stock in this offering at an assumed offering price of $8.60 per share, which was the closing price of our common stock as reported on the NYSE MKT on December 30, 2014, and after deducting estimated offering commissions and expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2014 would have been approximately $32,594,847 million, or $1.07 per share of common stock. This represents an immediate increase in net tangible book value of $0.76 per share to our existing stockholders and an immediate dilution in net tangible book value of $7.53 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$8.60
Pro Forma net tangible book value per share as of September 30, 2014	$0.31
Increase in net tangible book value per share attributable to new investors in offering	$.76
Pro forma net tangible book value per share after giving effect to the offering	$1.07
Dilution per share to new investors		$7.53

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock.

The above discussion and table are based on shares of our common stock issued and outstanding as of September 30, 2014, which does not include the following, all as of September 30, 2014:

•                  68,750 shares of common stock issuable upon exercise of outstanding warrants, 18,750 of which have been issued to a potential supplier and have an exercise price of $11.00 per share and 50,000 of which have been issued to a consultant and have an exercise price of $12.80; and

•                  25,240,676 shares of our common stock, which may be issued to Rochon Capital Partners Ltd (“Rochon Capital”) in connection with the second tranche closing, , in connection with the second tranche closing, under the Share Exchange Agreement (described below), under certain limited circumstances. On September 25, 2012, we consummated a share exchange agreement, with Happenings Communications Group, Inc. and Rochon Capital, an entity controlled by John Rochon, our Chief Executive Officer and Chairman of the Board, whereby Rochon Capital transferred 100% of the outstanding shares of HCG to us in exchange for approximately 95% of our common stock to be issued in two tranches, the first of which was issue don September 25, 2012 and the second of which will be issued solely upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock.  Upon issuance, such shares will possess no rights other than voting rights and will be subject to strict transfer restrictions.

PLAN OF DISTRIBUTION

We have entered into an At the Market Issuance Sales Agreement, dated December 3, 2014, or sales agreement, with MLV under which we may issue and sell shares of our common stock having an aggregate gross sales price of $25,000,000 from time to time through MLV acting as agent.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, MLV may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on any national securities exchange upon which the common stock is traded, on any other existing trading market for our common stock or to or through a market maker. MLV may also sell our common stock by any other method permitted by law, including in privately negotiated transactions. We may instruct MLV not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or MLV may suspend the offering of common stock upon notice and subject to other conditions.

We will pay MLV commissions, in cash, for its services in acting as agent in the sale of our common stock. MLV will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse MLV for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $25,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to MLV under the terms of the sales agreement, will be approximately $150,000.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and MLV in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and MLV may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

MLV will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, MLV will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of MLV will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to MLV against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the sales agreement, or (2) termination of the sales agreement by us or MLV as permitted therein.

LEGAL MATTERS

Gracin & Marlow, LLP, New York, New York will pass upon certain legal matters relating to the issuance and sale of the common stock offered hereby on behalf of CVSL Inc. MLV is being represented in connection with this offering by LeClairRyan, A Professional Corporation, New York, New York.

EXPERTS

The consolidated financial statements of CVSL Inc. and subsidiaries as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PMB Helin Donovan, LLP, an independent auditor, an independent registered public accounting firm, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

The financial statements for TLC as of and for each of the two years in the period ended December 31, 2012 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the SEC’s web site at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or Internet site.

Additional information about CVSL Inc. is contained at our website, www.cvsl.us.com. Information on our website is not incorporated by reference into this report. We make available on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as soon as reasonably practicable after those reports are filed with the SEC. The following Corporate Governance documents are also posted on our website: Code of Conduct, Code of Ethics and the Charters for the Audit Committee, Compensation Committee and Nominations Committee of the Board of Directors.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, however, we are not incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•                       Our annual report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 31, 2014 and our annual report on Form 10-K/A Amendment No. 1 for the fiscal year ended December 31, 2013 filed with the SEC on
October 21, 2014;

•                       Our quarterly report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 15, 2014 and our quarterly report on Form 10-Q/A Amendment No. 1 for the quarter ended March 31, 2014 filed with the SEC on October 22, 2014;

•                       Our quarterly report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on August 14, 2014 and our quarterly report on Form 10-Q/A Amendment No. 1 for the quarter ended June 30, 2014 filed with the SEC on October 22, 2014;

•                       Our quarterly report on Form 10-Q for the quarter ended September 30, 2014 filed with the SEC on November 14, 2014 and our quarterly report on Form 10-Q/A Amendment No. 1 for the quarter ended September 30, 2014 filed with the SEC on November 18, 2014;

•                       Our current reports on Form 8-K filed with the SEC on February 24, June 16, July 15, August 1, 2014, September 18, October 14, October 16, November 26, November 28 and December 3, 2014 and our Form 8-K/A filed on May 30, 2013; and

•                       The description of our common stock set forth in our registration statement on Form 8-A12B, filed with the SEC on November 18, 2014 (File No. 001-36755).

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

2400 North Dallas Parkway, Suite 230
Plano, Texas 75093

(972) 398-7120

$25,000,000

Common Stock

PROSPECTUS

                    , 2014

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.             Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$11,620
FINRA fee	$15,500
National securities exchange listing fee		$(1)
Legal fees and expenses		$(1)
Printing expenses		$(1)
Accounting fees and expenses		$(1)
Miscellaneous		$(1)
Total		$(1)

(1) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.             Indemnification of Directors and Officers.

Under the provisions of Section 607.0850 of Florida Business Corporations Act, we may indemnify our directors, officers, employees and agents and maintain liability insurance for those persons. Section 607.0850 provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if the person’s conduct was in good faith. In the case of conduct in an official capacity with the corporation, the person may be indemnified if the person reasonably believed that such conduct was in the corporation’s best interests. In all other cases, the corporation may indemnify the person if the person reasonably believed that such conduct was at least not opposed to the corporation’s best interests. In the case of any criminal proceeding, the person may be indemnified if the person had no reasonable cause to believe the person’s conduct was unlawful.

Our amended bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the Florida Business Corporations Act.

In addition, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under the Florida Business Corporations Act against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), against certain liabilities.

Insofar as indemnification for liabilities for damages arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.          Exhibits.

1.1#	Form of Underwriting Agreement
1.2+	At-the-Market Issuance Sales Agreement, dated December 3, 2014, by and between CVSL Inc. and MLV
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form SB-2 (File Number 333-145738) filed with the Commission on August 28, 2007)
3.2	Bylaws of Cardio Vascular Medical Device (incorporated by reference to Exhibit 3.2 of our Registration Statement on Form SB-2 (File Number 333-145738) filed with the Commission on August 28, 2007)
3.3	Articles of Incorporation (incorporated by reference to Exhibit 3.3 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on June 28, 2011)
3.4	Bylaws of Computer Vision Systems Laboratories, Corp. (incorporated by reference to Exhibit 3.4 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on June 28, 2011)

3.5	Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on May 30, 2013)
3.6	Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.7 of our Current Report on Form 10-Q (File No. 000-52818) filed with the Commission on August 14, 2013)
3.7

Amendment to Bylaws of Computer Vision Systems Laboratories, Corp., effective as of September 28, 2012 (incorporated by reference to Exhibit 3.3 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on October 1, 2012)

3.8	Amendment to Bylaws effective July 9, 2014 (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on July 15, 2014)
3.9	Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on October 16, 2014)
4.1#	Form of Warrant
4.2#	Form of Warrant Agreement
4.3#	Form of Unit
4.4#	Form of Unit Agreement
4.5#	Form of Note
4.6+	Form of Indenture
4.7#	Form of Preferred Stock Designation
4.8+	Specimen Stock Certificate
5.1+	Legal opinion of Gracin & Marlow, LLP
23.1*	Consent of Independent Registered Accounting Firm PMB Helin Donovan, LLP
23.2*	Consent of Independent Registered Accounting Firm Plante & Moran, PLLC
23.3+	Consent of Gracin & Marlow, LLP (included in Exhibit 5.1)
24.1+	Powers of Attorney for our directors (included on signature page)
25.1**	Statement of Eligibility of Trustee under Debt Indenture

+                 Previously filed

*                 Filed herewith

#                 To be filed by amendment or as an amendment to a document to be incorporated by reference herein in connection with an offering of securities to the extent applicable.

**          To be filed, if necessary separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.             Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided , however , that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement ; and provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Amendment No. 1 to Form S-3 Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, December 31, 2014.

CVSL INC.

By:	/s/ John Rochon
Chief Executive Officer, President and Director
(Principal Executive Officer)

By:	/s/ Kelly Kittrell
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act 1933, this Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ JOHN P. ROCHON	Chief Executive Officer, President and Chairman of the Board	December 31, 2014
John P. Rochon	(Principal Executive Officer)

*	Vice Chairman and Director	December 31, 2014
John Rochon, Jr.

/s/ KELLY KITTRELL	Chief Financial Officer, Treasurer and Director	December 31, 2014
Kelly Kittrell	(Principal Financial Officer and Principal Accounting Officer)

*	Vice President and Director	December 31, 2014
Russell Mack

*	Director	December 31, 2014
Michael Bishop

*	Director	December 31, 2014
Tamala Longaberger

*	Director	December 31, 2014
William Randall

*	Director	December 31, 2014
Julie Rasmussen

*	Director	December 31, 2014
Kay Bailey Hutchison

*	Director	December 31, 2014
Bernard Ivaldi

*	Director	December 31, 2014
Roy Damary

*	Director	December 31, 2014
John W. Bickel